Exhibit 99.1

Contact:
NEWS RELEASE

Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.louder@AllianceData.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@AllianceData.com

ALLIANCE DATA ANNOUNCES NEW STOCK REPURCHASE PROGRAM
$600 Million Available for Repurchases during 2015

DALLAS – Jan. 5, 2015 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced that its board of directors has approved a new stock repurchase program to acquire up to $600 million of the Company's common stock during 2015.  The new repurchase program replaces the existing program, which expired at the end of 2014.

Repurchases will be financed through free cash flow. The Company expects to maintain moderate levels of debt over the course of the repurchase program, providing flexibility to pursue tuck-in acquisitions, portfolio purchases and/or international loyalty coalition program expansions.

"This new repurchase program demonstrates our commitment to growing stockholder value as well as our ongoing confidence in the Company's 2015 outlook," Charles Horn, chief financial officer of Alliance Data. "On the heels of the Conversant acquisition close, we continue to seek the right opportunities to repurchase our stock, while maintaining ample liquidity to support the continued growth of the business."

Under this repurchase program the Company is authorized to repurchase shares in open market purchases as well as in privately negotiated transactions from time to time through December 31, 2015. Stock purchased as part of this program will be held as treasury stock. The repurchase program's terms have been structured to comply with the SEC's Rule 10b-18, and the program is subject to market conditions, applicable legal requirements, contractual obligations, and other factors. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or terminated at any time.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ more than 15,000 associates at approximately 100 locations worldwide. Alliance Data was named to FORTUNE magazine's 2014 list of World's Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.
Alliance Data's Safe Harbor Statement/Forward Looking Statement
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, pending acquisition, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.